Exhibit 16.1

Eisner LLP
Accountants and Advisors
750 Third Avenue
New York, New York 10017-2703
Tel. 212-949-8700
Fax 212-891-4100
www.eisnerllp.com

EISNER

September 21, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Avenue Entertainment Group, Inc.

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 18, 2007 of Avenue Entertainment Group, Inc. and are in agreement with the statements contained in the second paragraph of Item 4.01. We have no basis to agree to disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Eisner LLP
Eisner LLP